Exhibit 10.1

Amendment No. 5 to Asset Purchase Agreement

This Amendment No. 5 (this “Amendment”) to the Asset Purchase Agreement, dated as of March 6, 2018, by and between Phoenixus AG f/k/a Vyera Pharmaceuticals AG and Turing Pharmaceuticals AG, a stock corporation organized under the laws of Switzerland (“Seller”), and Seelos Corporation f/k/a Seelos Therapeutics, Inc., a Delaware corporation (“Buyer”), as amended by that certain Amendment to Asset Purchase Agreement, dated as of May 18, 2018, by and between Buyer and Seller, that certain Amendment No. 2 to Asset Purchase Agreement, dated as of December 31, 2018, by and between Buyer and Seller, that certain Amendment No. 3 to Asset Purchase Agreement, dated as of October 15, 2019, by and between Buyer and Seller, and that certain Amendment No. 4 to Asset Purchase Agreement, dated as of February 15, 2021, by and between Buyer and Seller (as amended, the “Purchase Agreement”), is made as of April 8, 2022, by and between Buyer and Seller. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Purchase Agreement.

RECITALS

WHEREAS, Section 10.10 of the Purchase Agreement provides that any amendment, modification or waiver of the Purchase Agreement shall only be valid if made in writing and signed by each of the Parties; and

WHEREAS, the Parties desire to enter into this Amendment and amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

1.1              AMENDMENT TO SECTION 3. Section 3 of the Purchase Agreement shall be amended by adding the following as a new Section 3.4 to the Purchase Agreement:

“3.4 Final Payments. Buyer shall (i) make a cash payment to Seller in the aggregate amount of $4,000,000 on or before April 8, 2022, (ii) issue to Seller 500,000 shares of Parent Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) on or before April 11, 2022, (iii) issue to Seller an additional 500,000 shares of Parent Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) on or before July 11, 2022, and (iv) issue to Seller an additional number of shares of Parent Stock equal to $1,000,000 divided by the Value (rounded down to the nearest whole share) on or before January 11, 2023 (collectively, the “Final Payments”). For purposes of this Section 3.4, “Value” means the volume weighted average closing price of the Parent Stock, as reported on Principal Trading Market, for the ten (10) consecutive Trading Days ending on the fifth (5th) Trading Day prior to the applicable date of issuance of the shares of Parent Stock by Parent. Seller acknowledges and agrees that, effective upon the payment by Buyer to Seller of all of the Final Payments, (A) Buyer shall have no further payment obligations to the Seller or covenants with respect to the commercialization of the Product, and, (B) for avoidance of doubt, each of Section 3.2, Section 8.2, Section 8.4 and Section 8.5 shall terminate and be of no further force or

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effect. Notwithstanding anything to the contrary contained in this Agreement, the aggregate number of shares of Parent Stock issuable to Seller pursuant to this Section 3.4 shall not exceed the lesser of: (I) 21,107,595 shares (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after April 8, 2022), or (II) the maximum number of shares of Parent Stock that Parent may issue without having to obtain approval of its stockholders pursuant to the rules of The Nasdaq Stock Market LLC; provided that if Buyer is unable to issue any shares of Parent Stock to Seller as a result of the limitation in this sentence then, in lieu of issuing any such shares of Parent Stock, Buyer shall pay to Seller on the applicable date an amount in cash equal to the Value of all shares of Parent Stock that cannot be issued as of the applicable date as a result of the foregoing limitation.”

1.2              AMENDMENT TO SECTION 3.2. Effective upon the payment by Buyer to Seller of all of the Final Payments (as defined in Section 1.1 above) (the “Satisfaction Time”), Section 3.2 of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

“Reserved.”

1.3              AMENDMENT TO SECTION 8.2. Effective as of the Satisfaction Time, Section 8.2 of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

“8.2 Reserved.”

1.4              AMENDMENT TO SECTION 8.4. Effective as of the Satisfaction Time, Section 8.4 of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

“8.4 Reserved.”

1.5              AMENDMENT TO SECTION 8.5. Effective as of the Satisfaction Time, Section 8.5 of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

“8.5 Reserved.”

ARTICLE 2
GENERAL PROVISIONS

2.1              Full Force and Effect. Except as expressly set forth herein, the Purchase Agreement remains unchanged and in full force and effect. This Amendment shall be deemed an amendment to the Purchase Agreement and shall become effective when executed and delivered by the parties hereto. Upon the effectiveness of this Amendment, all references in the Purchase Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Purchase Agreement, as modified by this Amendment.

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2.2              Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single document. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2.3              Governing Law; Forum. This Amendment and the relationship of the Parties shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York. Any disputes relating to the transactions contemplated by this Amendment shall be heard in the State and Federal courts located in the County of New York in the State of New York.

2.4              Amendment. Any amendment, modification or waiver of this Amendment shall only be valid if made in writing and signed by each of the Parties.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Amendment as of the date first written above.

SELLER:

PHOENIXUS ag

By: /s/ Lukas Däscher
Name: Lukas Däscher
Title: Country Head of Switzerland

BUYER:

seelos CORPORATION

By: /s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer